Securities and Exchange Commission
Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 1, 2003

Kansas City Life Insurance Company
3520 Broadway
Kansas City, Missouri 64111-2565

Commission File No. 2-40764

IRS Number: 44-0308260

Telephone Number :(816) 753-7000

Item 5 – Other Events

        On June 30, 2003, Kansas City Life Insurance Company announced that it had completed the purchase of all of the issued and outstanding stock of GuideOne Life Insurance Company from GuideOne Financial Group, Inc. and GuideOne Mutual Insurance Company. The purchase price determined at closing, according to the terms of the Stock Purchase Agreement, was approximately $61 million dollars, which was paid in cash. The funds were derived from the sale of short-term investments that have been accumulated for acquisition purposes.
        Approval of the purchase had been given by the Iowa Department of Insurance on June 24, 2003 and by the Missouri Department of Insurance on June 26, 2003.
         Kansas City Life Insurance Co., founded in 1895, is a Missouri corporation with its Home Office in Kansas City, Mo. The Company's major sales emphasis is life insurance and annuities. Total revenues in 2002 were $440.2 million. Life insurance in force, at the end of the year 2002, totaled $26.6 billion, while assets totaled $3.9 billion. The Company operates in 48 states and the District of Columbia.
        GuideOne Life Insurance Company, an Iowa corporation, is a stock life insurer owned directly by The GuideOne Financial Group, Inc., a holding company owned by GuideOne Mutual Insurance Co. and GuideOne Specialty Mutual Insurance Co. GuideOne Life Insurance Company operations are conducted on a branch office basis and through captive and independent multiple-line agents associated with the parent company in West Des Moines, Iowa. GuideOne Life Insurance Company is licensed in 40 states selling life insurance and annuities.
        In 2002 GuideOne Life Insurance Company's total direct premiums and annuity considerations totaled $58.4 million. Net income was $7.5 million in 2002 and total net admitted assets as of Dec. 31, 2002 were $347.7 million, both numbers based on Statutory Accounting Principles since Generally Accepted Accounting Principle numbers are unavailable.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  (1)   Press Release of Kansas City Life Insurance Company dated as of June 30, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     KANSAS CITY LIFE INSURANCE COMPANY
                                                                   (Registrant)

                                                     By:/s/William A. Schalekamp
                                                           William A. Schalekamp
                                                           Senior Vice President,
                                                           General Counsel & Secretary
July 1, 2003
    (Date)

Exhibit (c)(1) to Form 8-K

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION, Contact:
William A. Schalekamp, Sr. Vice President,
General Counsel and Secretary,
(816) 753-7000

Kansas City Life Insurance Company Finalizes Purchase of GuideOne Life Insurance Company

        KANSAS CITY, Mo. - Kansas City Life Insurance Company has completed the purchase of GuideOne Life Insurance Company from GuideOne Financial Group, Inc. and GuideOne Mutual Insurance Company. The cash sale closed on June 30. The final sale price, according to the terms of the Stock Purchase Agreement, was approximately $61 million. Approval of the purchase had been given by the Iowa Department of Insurance on June 24, 2003 and by the Missouri Department of Insurance on June 26, 2003.
        "This acquisition will allow Kansas City Life to expand its overall marketing coverage immediately and take advantage of GuideOne Life's expertise in its client markets," said R. Philip Bixby, Kansas City Life's President and Chief Executive Officer.
        The companies have entered into a Marketing Agreement that provides for the sale of Kansas City Life products through GuideOne's property/casualty agents. A Transition Services Agreement provides for operations to continue in Des Moines until they can be efficiently consolidated in Kansas City.

June 30, 2003